UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2022

Clever Leaves Holdings Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 Congress Ave, Suite 240 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

(212) 277- 4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 14, 2022, Clever Leaves Holdings Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Canaccord Genuity LLC, as sales agent (the “Agent” or “Canaccord”). In accordance with the terms of the Equity Distribution Agreement, the Company may offer and sell its common shares, without par value (the “Common Shares”) having an aggregate offering price of up to $50,000,000 from time to time through the Agent. The issuance and sale of Common Shares, if any, by the Company under the Equity Distribution Agreement will be made pursuant to the Company’s registration statement on Form S-3, once effective, which is being filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2022 (the “Registration Statement”), and the Company’s prospectus supplement relating to the offering filed therewith that forms part of the Registration Statement.

Subject to terms of the Equity Distribution Agreement, Canaccord is not required to sell any specific number or dollar amount of Common Shares but will act as the Company’s sales agent, using commercially reasonable efforts to sell on the Company’s behalf all of the Common Shares requested by the Company to be sold, consistent with Canaccord’s normal trading and sales practices, on terms mutually agreed between Canaccord and the Company. Canaccord will be entitled to compensation under the terms of the Equity Distribution Agreement at a fixed commission rate not to exceed 3.0% of the gross proceeds from each issuance and sale of Common Shares, if any.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Registration Statement has been filed with the SEC but is not yet effective. The Common Shares may not be sold nor may offers to buy be accepted prior to the time that the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Shares nor shall there be any sale of the Common Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of January 14, 2022, Etienne Deffarges voluntarily resigned from the board of directors (the “Board”) of Clever Leaves Holdings Inc. (the “Company”). Mr. Deffarges’ resignation was not the result of any disagreement with the Board or the Company’s operations, policies, or practices. Mr. Deffarges was the chair of the compensation committee and member of both the audit committee and nominating and corporate governance committee at the time of his resignation. In order to remain in compliance with the audit committee and board independence requirements of the Nasdaq continued listing standards, the Company, the Board and the nominating and corporate governance committee of the Board are currently evaluating alternatives with respect to appointing a new independent director to fill the vacancy created by Mr. Deffarges’ resignation.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Equity Distribution Agreement, dated January 14, 2022, by and between Clever Leaves Holdings Inc. and Canaccord Genuity LLC.
104	Cover Page Interactive Data File (Formatted as Inline XBRL and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	General Counsel and Corporate Secretary

Date: January 14, 2022

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